4 INDEPENDENT AUDITORS’ REPORT Audit Committee of Camden National Corporation Report on the Audit of the Financial Statements Opinion We have audited the consolidated financial statements of Northway Financial, Inc. and Subsidiary (the Company), which comprise the consolidated balance sheets as of December 31, 2024 and 2023, the related consolidated statements of income, comprehensive income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). We have also audited, in accordance with auditing standards generally accepted in the United States of America (GAAS), the Company’s internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013, and our report dated February 21, 2025 expressed an unmodified opinion on the effectiveness of the Company’s internal control over financial reporting. Basis for Opinion We conducted our audits in accordance with GAAS. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Emphasis of Matter As discussed in Note 1 and Note 18 to the financial statements, the Company entered into an all-stock merger and acquisition agreement on September 9, 2024, and on January 2, 2025, the Company merged with Camden National Corporation, the bank’s holding company for Camden National Bank. Our opinion is not modified with respect to this matter.

5 Audit Committee of Camden National Corporation Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Auditors’ Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit. Other Information Included in the Annual Report Management is responsible for the other information included in the annual report. The other information comprises the summary financial data, nature of operations, forward-looking statements and 2024 overview, but does not include the financial statements and our auditors’ report thereon. Our opinion on the financial statements does not cover the other information, and we do not express an opinion or any form of assurance thereon.

6 Audit Committee of Camden National Corporation In connection with our audit of the financial statements, our responsibility is to read the other information and consider whether a material inconsistency exists between the other information and the financial statements, or the other information otherwise appears to be materially misstated. If, based on the work performed, we conclude that an uncorrected material misstatement of the other information exists, we are required to describe it in our report. Portsmouth, New Hampshire February 21, 2025

7 CONSOLIDATED BALANCE SHEETS ($000 Omitted, except per share data) AS OF DECEMBER 31, 2024 2023 Assets Cash and cash equivalents Cash and due from banks and interest-bearing deposits 42,640$ 64,637$ Total cash and cash equivalents 42,640 64,637 Restricted cash 5,030 4,250 Securities available-for-sale, at fair value 226,706 246,756 Marketable equity securities, at fair value - 2,589 Federal Home Loan Bank of Boston stock 2,516 3,623 Loans held-for-sale 257 - Loans, net before allowance for credit losses 873,995 920,477 Less: allowance for credit losses 10,222 10,696 Net loans 863,773 909,781 Premises and equipment, net 12,157 12,912 Goodwill 9,934 9,934 Other assets 30,510 35,985 Total assets 1,193,523$ 1,290,467$ Liabilities and Shareholders’ Equity Liabilities Deposits Demand 197,320$ 207,244$ Regular savings, NOW and money market deposit accounts 601,780 660,597 Certificates of deposit (in denominations of $250 or more) 43,211 29,289 Other time 129,588 98,437 Total deposits 971,899 995,567 Short-term borrowings 65,499 120,353 Long-term debt 65,620 80,620 Other liabilities 17,938 20,690 Total liabilities 1,120,956 1,217,230 Shareholders' equity Common stock, $1.00 par value; 9,000 shares authorized; 3,800 shares issued and 2,752 outstanding at December 31, 2024 and December 31, 2023 3,800 3,800 Additional paid-in-capital 4,140 4,140 Retained earnings 115,026 113,097 Treasury stock, 1,049 shares at December 31, 2024 and December 31, 2023 (15,470) (15,470) Accumulated other comprehensive loss, net of tax (34,929) (32,330) Total shareholders’ equity 72,567 73,237 Total liabilities and shareholders’ equity 1,193,523$ 1,290,467$ See Notes to Consolidated Financial Statements.

8 CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2024 2023 Interest and dividend income Interest and fees on loans 40,540$ 40,137$ Interest on securities available-for-sale Taxable 6,900 8,050 Tax-exempt 304 312 Dividends 350 520 Interest on interest-bearing deposits and other income 1,642 2,558 Total interest and dividend income 49,736 51,577 Interest expense Interest on deposits 12,870 8,949 Interest on short-term borrowings 2,530 4,437 Interest on long-term debt 3,346 3,654 Total interest expense 18,746 17,040 Net interest and dividend income 30,990 34,537 Benefit for credit and unfunded loan commitment losses, net (492) (535) Net interest and dividend income after benefit for credit and unfunded loan commitment losses 31,482 35,072 Noninterest income Service charges and fees on deposit accounts 960 888 Debit card fees 2,233 2,274 Loss on sales and calls of securities available-for-sale, net - (1,871) Gain (Loss) on marketable equity securities sold, net 553 (228) Gain on marketable equity securities held - 113 Mortgage banking activities, net 220 112 Other 1,456 1,697 Total noninterest income 5,422 2,985 Noninterest expense Salaries and employee benefits 18,417 18,868 Office occupancy and equipment 3,792 3,890 Merger expense 2,079 - Other 8,503 8,934 Total noninterest expense 32,791 31,692 Income before income tax expense 4,113 6,365 Income tax expense 258 594 Net income 3,855$ 5,771$ Net income available to common shareholders 3,855$ 5,771$ Basic earnings per common share 1.40$ 2.10$ Earnings per common share assuming dilution 1.40$ 2.10$ ($000 Omitted, except per share data) See Notes to Consolidated Financial Statements.

9 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME FOR THE YEARS ENDED DECEMBER 31, 2024 2023 Net income 3,855$ 5,771$ Other comprehensive (loss) income Net unrealized (losses) gains on securities available-for-sale (3,746) 5,290 Reclassification adjustment for realized losses in net income on securities available-for-sale (1) - 1,871 Net unrealized (losses) gains on securities available-for-sale (3,746) 7,161 Interest rate swap valuation 190 (290) Other comprehensive (loss) income (3,556) 6,871 Income tax benefit (expense) 957 (1,931) Other comprehensive (loss) income, net of tax (2,599) 4,940 Comprehensive income 1,256$ 10,711$ ($000 Omitted) (1) Reclassification adjustments include realized losses on available-for-sale securities. The losses have been reclassified out of other comprehensive income and affect certain captions in the consolidated statements of income as follows; the pre-tax amount is reflected as realized loss on sales and calls of securities available-for-sale, net; the tax effect is included in income tax expense; and the after tax amount is included in net income. See Notes to Consolidated Financial Statements.

10 CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY Common Stock Additional Paid-in- Capital Retained Earnings Treasury Stock Accumulated Other Comprehensive Income/(Loss) Total Shareholders' Equity Balance at December 31, 2022 3,800$ 4,140$ 109,236$ (15,470)$ (37,270)$ 64,436$ Net income - 2023 - - 5,771 - - 5,771 ASU 2016-13 CECL adoption adjustment - - 16 - - 16 Other comprehensive income, net of tax - - - - 4,940 4,940 Cash dividends declared on common stock ($0.70 per share) - - (1,926) - - (1,926) Balance at December 31, 2023 3,800$ 4,140$ 113,097$ (15,470)$ (32,330)$ 73,237$ Net income - 2024 - - 3,855 - - 3,855 Other comprehensive loss, net of tax - - - - (2,599) (2,599) Cash dividends declared on common stock ($0.70 per share) - - (1,926) - - (1,926) Balance at December 31, 2024 3,800$ 4,140$ 115,026$ (15,470)$ (34,929)$ 72,567$ ($000 Omitted, except per share data) At December 31, accumulated other comprehensive loss, net of taxes, consists of the following: 2024 2023 Net unrealized holding losses on available-for-sale securities (34,855)$ (32,118)$ Net unrealized losses on interest rate swaps (74) (212) (34,929)$ (32,330)$ ($000 Omitted) See Notes to Consolidated Financial Statements.

11 CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2024 2023 Cash flows from operating activities: Net income 3,855$ 5,771$ Adjustments to reconcile net income to cash provided / (used) by operating activities: Benefit for credit and unfunded loan commitment losses, net (492) (535) Depreciation and amortization 832 936 Deferred income tax expense (benefit) 65 (19) Loss on sales and calls of securities available-for-sale, net - 1,871 (Gain) loss on marketable equity securities sold, net (553) 228 Unrealized gain on marketable equity securities held - (113) (Gain) loss on disposal and writedown of premises and equipment (30) 3 Amortization of premiums and accretion of discounts on securities available-for-sale, net 209 336 Change in unearned income/unamortized cost, net (226) (87) Originations of loans held-for-sale (17,155) (7,848) Proceeds from sale of loans held-for-sale 16,975 8,092 Gain on sale of loans held-for-sale (77) (36) Net change in: Other assets 6,319 (6,902) Other liabilities (2,563) (1,810) Net cash provided (used) by operating activities 7,159 (113) Cash flows from investing activities: Proceeds from sales and paydowns of securities available-for-sale 15,195 45,704 Proceeds from maturities and calls of securities available-for-sale 900 1,070 Proceeds from sales of marketable equity securities 3,142 7,882 Redemption (purchase) of FHLBB stock, net 1,107 (660) Loan originations and principal collections, net 46,545 8,980 Recoveries of loans previously charged-off 181 144 Capital expenditures, net of disposals 2 800 Net cash provided by investing activities 67,072 63,920 Cash flows from financing activities: Net decrease in deposits (23,668) (66,074) Net decrease in short-term borrowings (54,854) (13,440) Net (decrease) increase in long-term borrowings (15,000) 60,000 Cash dividends paid (1,926) (1,926) Net cash used by financing activities (95,448) (21,440) Net (decrease) increase in cash, cash equivalents and restricted cash (21,217) 42,367 Cash, cash equivalents and restricted cash at beginning of period 68,887 26,520 Cash, cash equivalents and restricted cash at end of period 47,670$ 68,887$ ($000 Omitted)

12 CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED) FOR THE YEARS ENDED DECEMBER 31, 2024 2023 Supplemental disclosure of cash flow information: Cash and cash equivalents 42,640$ 64,637$ Restricted cash 5,030 4,250 Total cash, cash equivalents, and restricted cash 47,670$ 68,887$ Interest paid 20,984$ 14,417$ Income taxes paid 283 1,941 Non-cash operating activities: Change in right of use asset and liability (171) (1,104) Premises transferred to other real estate owned 72 - ($000 Omitted) See Notes to Consolidated Financial Statements.

13 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Dollars and shares expressed in thousands) NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Nature of Operations Northway Financial, Inc. (“Northway”), headquartered in North Conway, New Hampshire, is a bank holding company formed in 1997 under the laws of New Hampshire and is registered under the Bank Holding Company Act of 1956, as amended. Northway’s only business activity is to own all the shares of, and provide management, capital, and operational support to, Northway Bank (the “Bank”), its subsidiary headquartered in Berlin, New Hampshire, and its Delaware statutory business trusts, Northway Capital Trust III and Northway Capital Trust IV. Unless the context otherwise requires, references herein to “Northway” include Northway and its subsidiary, the Bank. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in commercial loans, real estate loans, and consumer loans. On January 2, 2025, Northway was acquired by Camden National Corporation, the parent company of Camden National Bank. Northway shareholders received 0.83 shares of Camden National Corporation common stock for each share of Northway common stock outstanding. Basis of Presentation The consolidated financial statements include the accounts of Northway and the Bank. All significant intercompany accounts and transactions have been eliminated in the consolidation. All amounts presented have been rounded to the nearest thousands, except per share amounts. Northway Capital Trust III and Northway Capital Trust IV, affiliates of Northway, were formed to sell capital securities through a third-party trust pool. In accordance with Accounting Standards Codification (“ASC”) 810-10, “Consolidation” these affiliates have not been included in the consolidated financial statements. The accounting and reporting policies of Northway conform to accounting principles generally accepted in the United States of America (“GAAP”) and to general practices within the banking industry. Use of Estimates In preparing consolidated financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for credit losses. Revenue Recognition Northway recognizes revenue in accordance with ASC Topic 606: Revenue from Contracts with Customers. Certain of Northway’s principal revenue streams, such as interest and dividend income, mortgage banking activities and gains/losses on securities, are specifically excluded from the scope of Topic 606. Revenue streams within the scope of Topic 606, such as debit card interchange fees, service charges on deposit accounts and other noninterest income items, are recognized when Northway’s performance obligations have been satisfied on an individual transaction basis, such as debit card interchange fees. Risks and Uncertainties Most of Northway’s activities are with customers located within New Hampshire. Note 3 includes the types of lending which Northway engages in, including disclosure of significant geographic and industry concentrations within our loan portfolio. Northway is exposed to certain risks and uncertainties as a financial institution, primarily interest rate risk affecting net interest income and the value of its debt securities; credit risk which impacts the collectibility of loans; and market risk which exposes Northway to volatility in the value of its marketable equity securities portfolio which is recognized through current period earnings. As of December 31, 2024, there were no marketable equity securities held. Reclassifications Certain amounts in the prior year’s financial statements have been reclassified to conform with the current year’s presentation.

14 NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Cash and Cash Equivalents For purposes of the statements of cash flows, cash and cash equivalents include cash and due from banks, interest-bearing deposits, and highly liquid investments with maturities of less than three months. Restricted Cash Northway holds restricted cash as collateral for certain interest rate swaps. See Note 15 “On-Balance Sheet Derivative Instruments and Hedging Activities.” Securities Investments in debt securities are adjusted for amortization of premiums and accretion of discounts computed to approximate the interest method. Investments in debt securities are classified as available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders’ equity, net of estimated income taxes. For any debt security with a fair value less than its amortized cost basis, Northway will determine whether it has the intent to sell the debt security or whether it is more likely than not it will be required to sell the debt security before the recovery of its amortized cost basis. If either condition is met, Northway will recognize a write-down to fair value through a charge to earnings. If both conditions are not met but a portion of the unrealized loss is a result of a credit loss, the amount corresponding to a credit loss will be recognized in the income statement and the portion of the unrealized loss not associated with a credit loss will be recognized in other comprehensive income. Marketable equity securities are reported at fair value, with changes in fair value included in earnings. Gains and losses on sales of equity securities are recognized at the time of the sale on a specific identification basis. As of December 31, 2024, there were no marketable equity securities held. Federal Home Loan Bank Stock The Bank is a member of the Federal Home Loan Bank of Boston (“FHLBB”). The Bank uses the FHLBB for most of its wholesale funding needs. As a requirement of membership in the FHLBB, the Bank must own a minimum required amount of FHLBB stock, calculated periodically based primarily on its level of borrowings from the FHLBB. FHLBB stock is a nonmarketable equity security and therefore is reported at cost, which generally equals par value. Shares held in excess of the minimum required amount are generally redeemable at par value. Northway periodically evaluates its investment in FHLBB stock for impairment based on, among other things, the capital adequacy of the FHLBB and its overall financial condition. Based on the capital adequacy, liquidity position and sustained profitability of the FHLBB, management believes there is no impairment related to the carrying amount of the Bank’s FHLBB stock as of December 31, 2024, which generally equals par value and is evaluated for impairment based on the ultimate recoverability of the cost basis of the FHLBB stock. Loans Held-for-Sale Loans held-for-sale are generally identified as such at origination and are stated at the lower of aggregate cost or market value. Market value is based on outstanding investor commitments. When loans are sold, a gain or loss is recognized to the extent that the sale proceeds exceed or are less than the carrying value of the loans. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings. Loans held-for-sale are generally sold with servicing rights retained. Gains and losses are determined using the specific identification method. All loans sold are without recourse to Northway. Loans The loan portfolio consists of mortgage, commercial and consumer loans to Northway`s customers. Northway’s loans are predominately secured by real estate in New Hampshire. Accordingly, the ultimate collectibility of a substantial portion of Northway’s loan portfolio and the recovery of other real estate owned are susceptible to changing conditions in this market.

15 NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Loans are carried at the principal amounts outstanding, net of any unearned income or unamortized cost, premiums, or discounts on originated or acquired loans. Unearned income and unamortized cost include loan origination fees, net of direct loan origination costs. This income or expense is deferred and recognized as adjustments to loan income over the contractual lives of the related notes using a method, the result of which approximates that of the interest method. Loans are placed on nonaccrual status when payment of principal or interest is in doubt or is past due 90 days or more. Northway may choose to place a loan on nonaccrual status due to payment delinquency or uncertain collectibility, while not classifying the loan as impaired, if it is probable that Northway will collect all amounts due in accordance with the contractual terms of the loan. Previously accrued income on nonaccrual loans that has not been collected is reversed from current income, and subsequent cash receipts are recorded as income if principal on the loans is deemed collectible. Loans are returned to accrual status when collection of all contractual principal and interest is reasonably assured and there has been sustained repayment performance. Allowance for Credit Losses The estimate of expected credit losses is based on relevant information about past events, current conditions, and reasonable and supportable forecasts that affect the collectibility of the reported amounts. Historical loss experience is generally the starting point for estimating expected credit losses. Northway then considers whether the historical loss experience should be adjusted for asset-specific risk characteristics or current conditions at the reporting date that did not exist over the historical period used. Northway also considers future economic conditions and portfolio performance as part of a reasonable and supportable forecast period. The allowance for credit losses is established through a provision for credit losses that is charged to earnings. Credit losses are charged against the allowance when management believes the collectibility of a loan balance is in doubt. Subsequent recoveries, if any, are credited to the allowance. Northway employs the Cohort method, a life-of loan loss migration approach, for all loan pools. This method was determined to be relevant for all loan pools and appropriate given the data history, loan portfolio size, loan pool sizes and similarity to how Northway approached the allowance under the prior incurred loss method. The Cohort method identifies and captures the balance of a pool of loans with similar risk characteristics, as of a particular point in time (e.g., month-end, quarter-end, or year-end) to form a cohort, then tracks the respective losses generated by that cohort of loans over their remaining lives, or until the loans are sufficiently exhausted (i.e., have reached an acceptable stage at which a significant majority of all losses are expected to have been recognized). The way this is achieved in the model is that a charge-off today migrates back to the original instance of the loan in the model unless the loan is renewed. If renewed, the migration of the charge-off ends at renewal date. The term, Cohort, is simply represented by all loans existing at a point in time. The Cohort method utilizes the life-of-loan concept which is achieved through the “perfect knowledge” obtained by looking back over the appropriate timeframe to determine actual average loss rates and applying these loss rates, adjusted for qualitative and forecast factors, to current balances in each pool to determine the reserve. This method uses a steady-state premise, which assumes past average historical loss rates are representative of our loan pool attributes today. Where this is not the case, Northway applies qualitative adjustments for current differences from our quantitative model results; then adds a forecast component to produce a needed reserve by loan pool. Reversion is implicit in the Cohort loss rate methodology as there is assumed immediate reversion to historical losses reflective of the contractual term of each loan. Northway uses forecasts to predict how economic factors will perform. The forecasting component is applied top of model since the Cohort method has implicit reversion. Reasonable and supportable forecast horizons will be adjusted, as necessary, based upon changes in economic indicators. This horizon may be shortened during more volatile economic periods. Northway currently uses the NH State Economic Forecasts (NH) published quarterly as the basis for its one-year horizon forecasting component. The renewal date is important as it resets the loan for new underwriting. For example, when considering the life-of-loan losses, the Cohort method includes the losses that migrate only back to the renewal date and not the original loan date if the loan has been re- written at the renewal date. Because of this, renewal date consideration can have a material impact on Northway’s average historical loss rate. Northway has determined that any loan that has had a maturity extension ≥ 7 months to have been renewed.

16 NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Consideration is given to what the most recent quarterly cohort is that should be included in the analysis. This may vary on a pool- by-pool basis. For loans with longer lives, choosing an initial cohort that is too recent can result in loss rates that are artificially low, as not enough of the cohort has been exhausted. The distance from the current period back to the initial cohort for any given calculation is referred to as the “delay period.” Attrition refers to the rate in which the cohort of loans experiences either paydowns, renewal events, or charge-offs and considers the weighted average life of the loans. The ACL software incorporates attrition reports that assist in determining delay periods for each cohort. Most of Northway’s pools experience sufficient exhaustion before 5 years. With Northway’s data history of approximately 15 years, this timeframe covers this sufficient exhaustion threshold for all pools. For off-balance sheet credit exposures (e.g., unfunded loan commitments), Northway is required to estimate expected credit losses over the contractual period in which it is exposed to credit risk via a present contractual obligation to extend credit, unless that obligation is unconditionally cancellable (a commitment for which an entity may, at any time, with or without cause, refuse to extend credit to the extent permitted under applicable law) by Northway. Northway reviews notes, underwriting documents and practices to confirm that it has no unconditionally cancellable commitments. Off-balance sheet commitments are pooled under the same segmentation of the funded portfolio, considering the expected utilization or funding rate for the probability of disbursement. In accordance with ASC 326-20-30-2, the Bank will evaluate individual loans for expected credit losses when those loans do not share similar risk characteristics with loans evaluated using a collective (pooled) basis. Management may evaluate loans individually even when no specific expectation of collectibility is in place. Instruments will not be included in both the collective and individual analysis. Individual analysis will establish a specific reserve for instruments in scope. Northway’s qualitative factors are reviewed quarterly and adjusted as needed. The qualitative factors are determined based on the various risk characteristics of each loan segment. Risk characteristics relevant to each portfolio segment are as follows: Residential real estate - Loans in this segment include first lien mortgages and home equity loans, which can be either first or second lien mortgages, primarily collateralized by owner-occupied residential real estate. Northway generally does not originate loans with a cumulative loan-to-value ratio greater than 80% and does not make loans it considers to be “subprime.” Repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will influence the credit quality in this segment. Construction - Loans in this segment are composed of residential construction and commercial real estate construction loans. For residential construction loans, Northway generally does not originate loans with a loan-to-value ratio greater than 80% and does not make loans it considers to be “subprime.” Residential loans in this segment are collateralized by owner-occupied residential real estate and repayment is dependent on the credit quality of the individual borrower. These construction loans convert to permanent residential real estate mortgages at the end of the construction term. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment. Commercial real estate construction loans primarily include real estate development loans that convert to investor-owned and owner-occupied permanent financing. Loans in this segment are primarily income-producing properties throughout New Hampshire. Commercial real estate - This segment is subject to higher qualitative underwriting factors due to the level of concentration and possible credit risk. Loans in this segment are secured primarily by income-producing investor-owned or owner-occupied business properties throughout New Hampshire. For managing the risk in the loan portfolio income-producing properties are further segmented by property type such as hospitality, commercial office, retail stores, and residential multi-family. The underlying cash flows generated by the various investor-owned properties can be adversely impacted differently by a downturn in the economy. Management obtains annual and interim financial information, as well as rent rolls annually, and continually monitors the cash flows of these loans. Commercial - This segment is subject to higher qualitative underwriting factors due to the level of concentration and possible credit risk. Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy, and resultant decreased business and consumer spending as well as a decline in tourism, could have an effect on the credit quality in this segment.

17 NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Consumer - Loans in this segment are comprised primarily of secured loans, including automobile and aircraft loans, and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality in this segment. Municipal - Loans in this segment are generally unsecured and repayment is dependent on the tax assessments of the local municipalities, which can be adversely impacted in a weakened economy. The allowance for credit losses is evaluated on a regular basis by management. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. Northway periodically may agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a modified loan. These loans are evaluated under the same measurements used for individually evaluated loans. Modifications to borrowers experiencing financial difficulty may include interest rate reductions, principal or interest forgiveness, forbearances, term extensions, and other actions intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Loan Servicing Northway services mortgage loans for others. Capitalized servicing rights are reported in other assets on the consolidated balance sheets and are amortized into other income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. Servicing assets are evaluated for impairment quarterly based upon the fair value of the rights as compared to amortized costs. Impairment is determined by stratifying rights by predominant risk characteristics, such as interest rates and terms. Fair value is determined based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for the total portfolio, to the extent that fair value is less than the capitalized amount. Changes in the valuation allowance are reported in other noninterest income on the consolidated statements of income. Premises and Equipment Land is carried at cost. Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the respective assets. Estimated lives are thirty-nine years for buildings, ten to fifteen years for building improvements and three to seven years for furniture and equipment. Amortization of leasehold improvements is computed on a straight-line basis generally over the lesser of the term of the respective lease or the asset’s useful life, which is generally not to exceed ten years. Other Real Estate Owned Other real estate owned is composed of properties acquired through, or in lieu of, foreclosure, as well as former banking premises for which banking use is no longer contemplated. If Northway receives physical possession of the debtor’s assets prior to obtaining a deed in lieu of foreclosure or the occurrence of foreclosure proceedings, Northway reclassifies the loan to other real estate owned in substance. As of December 31, 2024 and 2023, Northway did not have any material other real estate owned properties in substance. Assets acquired through foreclosure or a similar conveyance of title are initially recorded at fair value, less estimated costs to sell, with any excess of the loan balance over the fair value at the time of transfer charged to the allowance for credit losses. If the property is held for greater than one year, an appraisal is performed annually to update the market value of the property to adjust the carrying value of the property to fair market value less estimated costs to sell, if such value is below carrying value. Gains and losses upon disposition are reflected in the consolidated statements of income. Income Taxes Northway uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax bases and operating loss and tax credit carry forwards.

18 NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Northway recognizes interest and penalties, if any, related to the underpayment of income taxes in income tax expense. Earnings Per Share Basic earnings per share (“EPS”) excludes dilution and is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS, if applicable, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Earnings per common share have been computed based on the following: 2024 2023 Net income 3,855$ 5,771$ Net income available to common shareholders 3,855$ 5,771$ Average number of common shares outstanding 2,751.7 2,751.7 Effect of dilutive options (1) - - Average number of common shares outstanding used to calculate diluted earnings per common share 2,751.7 2,751.7 Basic earnings per common share 1.40$ 2.10$ Earnings per common share assuming dilution 1.40$ 2.10$ Years Ended December 31, (1) At December 31, 2024 and 2023, Northway did not have any outstanding equity instruments which would impact diluted earnings per share. Operating Segments Northway conducts its business in one reportable segment which represents Northway's consolidated financial results. Derivative Financial Instruments Derivative financial instruments are recognized as assets and liabilities on the consolidated balance sheets and measured at fair value if material. Northway enters into interest rate swap agreements with commercial loan customers to effectively convert a customer’s loan from a variable rate to a fixed rate. These swaps are matched in offsetting terms to swaps that Northway enters into with a correspondent bank, which effectively converts the Bank loans from fixed rate to variable rate. The swaps are classified within other assets and other liabilities in the consolidated balance sheet with changes in fair value offsetting each other. Northway can utilize interest rate swap arrangements to convert a portion of its variable-rate debt to a fixed rate (cash flow hedge). Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. The notional amount on which the interest payments are based is not exchanged. In accordance with ASC 815, hedges of variable-rate debt are accounted for as cash flow hedges, with changes in fair value recorded in derivative assets or liabilities and other comprehensive income. The net settlement (upon close out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt. The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

19 NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged. As of December 31, 2024 and 2023, Northway had $60,000 and $40,000, respectively, of fixed rate pay interest rate swaps designated as a cash flow hedge. Recent Accounting Pronouncements In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures. This ASU is effective for public business entities for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. On an annual basis, these amendments require that public business entities disclose specific categories in the rate reconciliation; provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income by the applicable statutory income tax rate); disclose information regarding income taxes paid; and disclose financial information related to continuing operations. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments should be applied on a prospective basis. Retrospective application is permitted. Northway anticipates that the adoption of this ASU will not have a material impact on its consolidated financial statements. NOTE 2 SECURITIES The amortized cost basis, gross unrealized gains, gross unrealized losses, and fair value of debt securities available-for-sale at December 31, 2024 and 2023 follow: Gross Gross Amortized Unrealized Unrealized Fair Cost Basis Gains Losses Value December 31, 2024 U.S. Treasury and other U.S. government agency and sponsored enterprise securities 51,972$ -$ 6,644$ 45,328$ U.S. government agency and sponsored enterprise mortgage-backed securities 199,931 3 39,005 160,929 Collateralized mortgage obligations issued by U.S. government agency and sponsored enterprises 9,471 - 666 8,805 State and political subdivision bonds 13,030 - 1,386 11,644 Total Debt Securities 274,404$ 3$ 47,701$ 226,706$ Gross Gross Amortized Unrealized Unrealized Fair Cost Gains Losses Value December 31, 2023 U.S. Treasury and other U.S. government agency and sponsored enterprise securities 51,971$ -$ 6,748$ 45,223$ U.S. government agency and sponsored enterprise mortgage-backed securities 213,984 1 35,370 178,615 Collateralized mortgage obligations issued by U.S. government agency and sponsored enterprises 10,771 - 742 10,029 State and political subdivision bonds 13,982 1 1,094 12,889 Total Debt Securities 290,708$ 2$ 43,954$ 246,756$

20 NOTE 2 SECURITIES (CONTINUED) The contractual maturity distribution of securities available-for-sale at December 31, 2024 is as follows: Amortized Fair Cost Basis Value Within 1 year -$ -$ After 1 year through 5 years - - After 5 years through 10 years 43,919 37,191 Over 10 years 21,083 19,781 Residential mortgage-backed securities and collateralized mortgage obligations 209,402 169,734 274,404$ 226,706$ Actual maturities of U.S. government agency and sponsored enterprise mortgage-backed securities, collateralized mortgage obligations and state and political subdivision bonds will differ from the maturities presented because borrowers have the right to prepay obligations with or without prepayment penalties. For the year ended December 31, 2024 gross proceeds from the sales of securities available-for-sale were none and amounted to $28,369 for the year ended December 31, 2023. An analysis of gross realized gains and losses on sales of securities available-for-sale during the years ended December 31 follows: Realized Realized Realized Realized Gains Losses Gains Losses U.S. Treasury and other U.S. government agency and sponsored enterprise securities -$ -$ -$ 1,327$ U.S. government agency and sponsored enterprise mortgage-backed securities - - - 544 -$ -$ -$ 1,871$ 2024 2023 For the year ended December 31, 2024 the tax provision applicable to these net realized losses were none and amounted to $507 for the year ended December 31, 2023. For the year ended December 31, 2024 there were four U.S. government agency and sponsored enterprise securities with a fair value of $37,529 and four U.S. government agency and sponsored enterprise mortgage-backed securities with a fair value of $33,234 with an amount greater than 10% of shareholders’ equity. For the year ended December 31, 2023 there were four U.S. government agency and sponsored enterprise securities with a fair value of $37,439 and five U.S. government agency and sponsored enterprise mortgage- backed securities with a fair value of $44,495 with an amount greater than 10% of shareholders’ equity. Securities with a carrying amount totaling $226,706 and $253,719 were pledged to secure public deposits and securities sold under agreements to repurchase at December 31, 2024 and 2023, respectively.

NOTE 2 SECURITIES (CONTINUED)

The aggregate fair value and unrealized losses of securities that have been in a continuous unrealized loss position for less than twelve months and for twelve months or more are as follows as of December 31:

	Less than 12 Months		12 Months or Longer		Total	
December 31, 2024	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury and other U.S. government agency and sponsored enterprise securities	$ 9,980	$ 21	$ 35,348	$ 6,623	$ 45,328	$ 6,644
U.S. government agency and sponsored enterprise mortgage-backed securities	-	-	160,584	39,005	160,584	39,005
Collateralized mortgage obligations issued by U.S. government agency and sponsored enterprises	-	-	8,805	666	8,805	666
State and political subdivision bonds	1,907	57	9,737	1,329	11,644	1,386
Total temporarily impaired securities	$ 11,887	$ 78	$ 214,474	$ 47,623	$ 226,361	$ 47,701
December 31, 2023						
U.S. Treasury and other U.S. government agency and sponsored enterprise securities	$ -	$ -	$ 45,223	$ 6,748	$ 45,223	$ 6,748
U.S. government agency and sponsored enterprise mortgage-backed securities	10,796	138	167,672	35,232	178,468	35,370
Collateralized mortgage obligations issued by U.S. government agency and sponsored enterprises	-	-	10,029	742	10,029	742
State and political subdivision bonds	1,402	1	9,022	1,093	10,424	1,094
Total temporarily impaired securities	$ 12,198	$ 139	$ 231,946	$ 43,815	$ 244,144	$ 43,954

At December 31, 2024, 105 debt securities with a total fair value of $226,361 were in a loss position. These securities included seven U.S. government agency and sponsored enterprise securities with a fair value of $45,328 and an unrealized loss of $6,644 at December 31, 2024. These securities have an unrealized loss due to the current interest rate environment. As these securities are guaranteed by Federal Farm Credit Bank and Federal Home Loan Bank, there is minimal credit risk associated with them.

Sixty-eight U.S. government agency and sponsored enterprise mortgage-backed securities with a fair value of $160,584 had an unrealized loss of $39,005 at December 31, 2024. These securities have an unrealized loss due to the current interest rate environment. As these securities are guaranteed by U.S. government agencies or government-sponsored enterprises such as the Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Association ("FNMA"), or the Government National Mortgage Association ("GNMA"), there is minimal credit risk associated with them.

Eleven collateralized mortgage obligations with a fair value of $8,805 had an unrealized loss of $666 at December 31, 2024. These securities had an unrealized loss due to the interest rate environment at year end. As these collateralized mortgage obligations are government-sponsored enterprise bonds issued by the Small Business Assistance Program, GNMA, FHLMC or FNMA there is little, or no credit risk associated with them.

Nineteen state and political subdivision bonds with a fair value of $11,644 had an unrealized loss of $1,386 at December 31, 2024. These securities have an unrealized loss due to the current interest rate environment. All these state and political subdivision bonds are guaranteed by municipalities and there is minimal credit risk associated with them. All municipal holdings are rated A or better by a national rating agency.

At December 31, 2024 and 2023, we have no allowance for credit losses on investments.

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22 NOTE 2 SECURITIES (CONTINUED) Marketable Equity Securities Northway records gains and losses relating to the change in fair value of its marketable equity securities within non-interest income in the consolidated statements of income. A summary of gains and losses for the years ended December 31, 2024 and 2023 is as follows: 2024 2023 Gains/(Losses) recognized on marketable equity securities, net 553$ (115)$ Less net Gains (Losses) on securities sold during the period 553 (228) Gains/(Losses) on marketable equity securities still held at the reporting date -$ 113$ NOTE 3 LOANS A summary of the balances of loans at December 31 follows: 2024 2023 Real estate: Residential 476,648$ 511,679$ Commercial 271,164 268,267 Construction 9,968 27,207 Commercial 35,540 34,966 Consumer 12,596 16,942 Municipal 66,148 59,259 Total loans 872,064 918,320 Unamortized costs 1,931 2,157 Allowance for credit losses (10,222) (10,696) Total unamortized costs and allowance for credit losses (8,291) (8,539) Net loans 863,773$ 909,781$ Northway’s lending activities are conducted principally in New Hampshire. Although the loan portfolio is diversified, a portion of its borrowers’ ability to repay is dependent upon the economic conditions prevailing in New Hampshire. As of December 31, 2024, Northway's top three loan concentrations, other than residential 1-4 family properties, consisted of $100,930 in multifamily residential real estate, $72,298 in hospitality, and $35,986 in office buildings. As of December 31, 2023, the outstanding balances of these three loan categories were $110,896 in multifamily residential real estate, $66,844 in hospitality, and $37,892 in office buildings. Northway has transferred a portion of its originated commercial real estate loans to participating lenders and those amounts are not included in Northway’s accompanying balance sheets. Northway and participating lenders share ratably in any gains or losses that may result from a borrower’s lack of compliance with contractual terms of the loan. Northway continues to service the loans on behalf of the participating lenders and, as such, collects cash payments from the borrowers, remits payments to participating lenders and disburses required escrow funds to relevant parties. At December 31, 2024 and 2023, Northway was servicing loans for participants aggregating to $31,101 and $32,463, respectively. Northway sells residential real estate loans to the secondary market on a servicing retained basis. Total outstanding balances of sold loans amounted to $81,747 and $74,979 at December 31, 2024 and 2023, respectively, and are not included in the accompanying consolidated balance sheets.

NOTE 3 LOANS (CONTINUED)

Impairment of mortgage servicing rights is assessed based on the fair value of those rights. Fair values are estimated using discounted cash flows based on a current market interest rate, as a level 2 asset. At December 31, 2024 and 2023, Northway had no impairment. At December 31, 2024 and 2023, the carrying amount of servicing rights was $484 and $478, respectively, which is less than fair value, and is included in other assets on the consolidated balance sheets.

Northway elected to exclude accrued interest receivable from the amortized cost basis of loans disclosed throughout this footnote. As of December 31, 2024 and 2023, accrued interest receivable for loans totaled $2,421 and $2,664, respectively, and is included in the other assets line item on Northway's consolidated balance sheet.

There were no loans 90 days or more past due that were still accruing interest at December 31, 2024 and 2023. The following tables are an aging analysis of the recorded investment in past due loans and nonaccrual loans as of December 31, 2024 and 2023.

	Aging Analysis of Past Due Loans					
December 31, 2024	30–59 Days	60–89 Days	90 Days or More	Total Past Due	Nonaccrual with A Related Allowance for Credit Losses	Nonaccrual with No Related Allowance for Credit Losses
Real estate:						
Residential	$ 2,415	$ 902	$ 458	$ 3,775	$ -	$ 2,595
Commercial	-	-	17	17	-	17
Construction	13	-	-	13	-	-
Commercial	15	-	7	22	21	294
Consumer	40	-	-	40	-	7
Municipal	85	-	-	85	-	-
Total	$ 2,568	$ 902	$ 482	$ 3,952	$ 21	$ 2,913

December 31, 2023	30–59 Days	60–89 Days	90 Days or More	Total Past Due	Nonaccrual with A Related Allowance for Credit Losses	Nonaccrual with No Related Allowance for Credit Losses
Real estate:						
Residential	$ 647	$ -	$ 841	$ 1,488	$ 144	$ 2,439
Commercial	-	-	26	26	-	176
Commercial	2	24	29	55	29	12
Consumer	15	21	5	41	-	9
Total	$ 664	$ 45	$ 901	$ 1,610	$ 173	$ 2,636

Modifications to borrowers experiencing financial difficulty may include interest rate reductions, principal or interest forgiveness, forbearances, term extensions, and other actions intended to minimize economic loss and to avoid foreclosure or repossession of collateral. As of December 31, 2024 and 2023, Northway did not have any loan modifications made to borrowers experiencing financial difficulties.

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NOTE 3 LOANS (CONTINUED)

The following table presents the amortized cost basis of collateral-dependent loans by class of loans as of December 31, 2024 and 2023.

	Collateral Type		
December 31, 2024	Real Estate	Non Real Estate	Total Collateral-Dependent Non-Accrual Loans
Real estate:			
Residential	$ 1,653	$ -	$ 1,653
Commercial	17	-	17
Commercial	-	7	7
Total	$ 1,670	$ 7	$ 1,677

December 31, 2023	Real Estate	Non Real Estate	Total Collateral-Dependent Non-Accrual Loans
Real estate:			
Residential	$ 1,033	$ -	$ 1,033
Commercial	-	29	29
Total	$ 1,033	$ 29	$ 1,062

NOTE 4 ALLOWANCE FOR CREDIT LOSSES

The following table summarizes the activity in the allowance for credit losses by category of loans for the years ended December 31, 2024 and 2023.

	Real Estate							
December 31, 2024	Residential	Commercial	Construction	Commercial	Consumer	Municipal	Unapplied	Total
Allowance for credit losses:								
Beginning balance, December 31, 2023	$ 4,305	$ 3,890	$ 424	$ 650	$ 1,012	$ 215	$ 200	$ 10,696
Charge-offs	(30)	-	-	(36)	(97)	-	-	(163)
Recoveries	97	13	-	18	53	-	-	181
Provision (benefit)	(317)	166	(241)	96	(231)	20	15	(492)
Ending balance	$ 4,055	$ 4,069	$ 183	$ 728	$ 737	$ 235	$ 215	$ 10,222

	Real Estate							
December 31, 2023	Residential	Commercial	Construction	Commercial	Consumer	Municipal	Unapplied	Total
Allowance for credit losses:								
Beginning balance, December 31, 2022, prior to adoption of Topic 326	$ 5,810	$ 3,542	$ 192	$ 489	$ 282	$ 236	$ 809	$ 11,360
Impact of adopting Topic 326	(998)	449	149	80	882	4	(809)	(243)
Charge-offs	-	(18)	-	(9)	(133)	-	-	(160)
Recoveries	5	5	-	23	111	-	-	144
Provision (benefit)	(512)	(88)	83	67	(130)	(25)	200	(405)
Ending balance	$ 4,305	$ 3,890	$ 424	$ 650	$ 1,012	$ 215	$ 200	$ 10,696

Northway utilizes a ten-grade internal loan rating system for commercial real estate, commercial construction and commercial loans as follows:

- Loans rated 1-6: Loans in these categories are considered "pass" rated loans with low to average risk.
- Loans rated 7: Loans in this category are considered "special mention." These loans are starting to show signs of potential weakness and are being closely monitored by management.
- Loans rated 8: Loans in this category are considered "substandard." Generally, a loan is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. There is a distinct possibility that Northway will sustain some loss if the weakness is not corrected.
- Loans rated 9: Loans in this category are considered "doubtful." Loans classified as doubtful have all the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable.
- Loans rated 10: Loans in this category are considered uncollectible ("loss") and of such little value that their continuance as loans is not warranted.

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NOTE 4 ALLOWANCE FOR CREDIT LOSSES (CONTINUED)

On an annual basis, or more often if needed, Northway formally reviews the ratings on all commercial real estate, commercial construction, and commercial relationships over $500. Annually, Northway engages an independent third-party loan review firm to review a significant portion of loans within these segments. Management uses the results of these reviews as part of its annual review process.

Northway considers the performance of the loan portfolio and its impact on the allowance for credit losses, classifying loans as performing or non-performing. A performing loan is a loan that the borrower is paying back as agreed to in the loan agreement and is less than 90 days past due. A non-performing loan is a loan that is 90 days past due or Northway determines that the borrower does not have the financial ability to pay principal and interest under the terms of the loan agreement.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Term Loans Amortized Cost Basis by Origination Year							
December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
Commercial real estate:								
Risk Rating:								
Pass	$ 2,704	$ 7,024	$ 58,230	$ 34,804	$ 144,467	$ 1,001	$ -	$ 248,230
Special mention	-	-	6,641	-	2,831	-	-	9,472
Substandard	-	-	-	-	13,462	-	-	13,462
Total Commercial real estate	$ 2,704	$ 7,024	$ 64,871	$ 34,804	$ 160,760	$ 1,001	$ -	$ 271,164
Construction:								
Risk Rating:								
Pass	$ 25	$ 6,698	$ 586	$ 1,113	$ 689	$ 857	$ -	$ 9,968
Total Construction	$ 25	$ 6,698	$ 586	$ 1,113	$ 689	$ 857	$ -	$ 9,968
Commercial and Industrial:								
Risk Rating:								
Pass	$ 11,233	$ 3,260	$ 3,923	$ 2,194	$ 8,639	$ 3,162	$ 585	$ 32,996
Special mention	-	505	56	-	15	204	-	780
Substandard	-	-	875	14	172	703	-	1,764
Total Commercial and Industrial	$ 11,233	$ 3,765	$ 4,854	$ 2,208	$ 8,826	$ 4,069	$ 585	$ 35,540

	Term Loans Amortized Cost Basis by Origination Year						
December 31, 2023	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
Commercial real estate:							
Risk Rating:							
Pass	$ 5,067	$ 43,479	$ 36,738	$ 174,767	$ 4,164	$ -	$ 264,215
Special mention	-	2,326	-	858	-	-	3,184
Substandard	-	-	-	868	-	-	868
Total Commercial real estate	$ 5,067	$ 45,805	$ 36,738	$ 176,493	$ 4,164	$ -	$ 268,267
Construction:							
Risk Rating:							
Pass	$ 8,059	$ 15,813	$ 1,180	$ 774	$ 1,361	$ -	$ 27,187
Special mention	20	-	-	-	-	-	20
Total Construction	$ 8,079	$ 15,813	$ 1,180	$ 774	$ 1,361	$ -	$ 27,207
Commercial and Industrial:							
Risk Rating:							
Pass	$ 6,923	$ 6,667	$ 3,387	$ 12,228	$ 5,197	$ 301	$ 34,703
Special mention	-	-	-	24	20	1	45
Substandard	-	-	-	120	29	69	218
Total Commercial and Industrial	$ 6,923	$ 6,667	$ 3,387	$ 12,372	$ 5,246	$ 371	$ 34,966

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NOTE 4 ALLOWANCE FOR CREDIT LOSSES (CONTINUED)

Northway considers the performance of the loan portfolio and its impact on the allowance for credit losses. For residential and consumer loan classes, Northway also evaluates credit quality based on the aging status of the loan, which was previously presented, and by payment activity. The following table presents the amortized cost in residential and consumer loans based on payment activity:

	Term Loans Amortized Cost Basis by Origination Year							
December 31, 2024	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
Residential real estate:								
Payment Performance:								
Performing	$ 7,416	$ 25,722	$ 133,472	$ 126,806	$ 155,334	$ 24,362	$ -	$ 473,112
Nonperforming	-	-	1,248	72	1,924	292	-	3,536
Total Residential real estate	$ 7,416	$ 25,722	$ 134,720	$ 126,878	$ 157,258	$ 24,654	$ -	$ 476,648
Consumer								
Payment Performance:								
Performing	$ 930	$ 2,766	$ 922	$ 190	$ 7,285	$ 496	$ -	$ 12,589
Nonperforming	-	6	-	-	-	1	-	7
Total Consumer	$ 930	$ 2,772	$ 922	$ 190	$ 7,285	$ 497	$ -	$ 12,596
Municipal:								
Payment Performance:								
Performing	$ 27,280	$ 2,047	$ 9,875	$ 4,560	$ 22,386	$ -	$ -	$ 66,148
Total Municipal	$ 27,280	$ 2,047	$ 9,875	$ 4,560	$ 22,386	$ -	$ -	$ 66,148

As of December 31, 2024 , gross write-offs amounted to $163 of which $105 were related to loans and $58 related to demand deposit account ("DDA").

Gross loan write-offs	$ -	$ 6	$ 7	$ 13	$ 27	$ 52	$ -	$ 105

	Term Loans Amortized Cost Basis by Origination Year						
December 31, 2023	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term	Total
Residential real estate:							
Payment Performance:							
Performing	$ 23,711	$ 149,027	$ 145,550	$ 162,881	$ 27,437	$ 132	$ 508,738
Nonperforming	-	56	435	2,123	251	76	2,941
Total Residential real estate	$ 23,711	$ 149,083	$ 145,985	$ 165,004	$ 27,688	$ 208	$ 511,679
Consumer							
Payment Performance:							
Performing	$ 4,531	$ 2,297	$ 4,658	$ 4,902	$ 545	$ -	$ 16,933
Nonperforming	-	5	-	3	1	-	9
Total Consumer	$ 4,531	$ 2,302	$ 4,658	$ 4,905	$ 546	$ -	$ 16,942
Municipal:							
Payment Performance:							
Performing	$ 17,404	$ 10,410	$ 5,323	$ 26,122	$ -	$ -	$ 59,259
Total Municipal	$ 17,404	$ 10,410	$ 5,323	$ 26,122	$ -	$ -	$ 59,259

As of December 31, 2023, gross write-offs amounted to $160 of which $102 were related to loans and $58 related to DDA.

Gross loan write-offs	$ 6	$ 23	$ 32	$ 33	$ 7	$ 1	$ 102

26

27 NOTE 5 PREMISES AND EQUIPMENT A summary of premises and equipment follows: 2024 2023 Land 4,983$ 5,056$ Buildings 12,278 12,902 Leasehold improvements 1,125 1,125 Equipment 4,915 5,830 Operating leases right-of-use asset 2,695 2,866 Fixed Assets in Process 37 212 26,033 27,991 Less accumulated depreciation and amortization 13,876 15,079 12,157$ 12,912$ December 31, Depreciation expense for the years ended December 31, 2024 and 2023 amounted to $783 and $835, respectively. NOTE 6 DEPOSITS The aggregate amount of maturities for time deposits as of December 31, 2024 by year is as follows: 2025 162,911$ 2026 4,286 2027 1,893 2028 1,553 2029 2,156 Thereafter - 172,799$ For the year ended December 31, 2024 brokered certificates of deposit were none and amounted to $25,869 for the year ended December 31, 2023 and are included in other time deposits disclosed on the consolidated balance sheets. At December 31, 2024 and 2023, the Bank had $40,000 of non-maturity NOW deposits classified as brokered deposits which are included in regular savings, NOW and money market deposit accounts disclosed on the consolidated balance sheets. Deposits from related parties held by the Bank at December 31, 2024 and 2023 amounted to $6,671 and $7,243, respectively. NOTE 7 SHORT-TERM BORROWINGS Short-term FHLBB advances at December 31, 2024 were none and amounted to $15,000 for December 31, 2023. At December 31, 2023, the FHLBB advance was for less than 1 year at a rate of 5.56%. The FHLBB available borrowing capacity at December 31, 2024 and 2023, amounted to $203,816 and $138,878, respectively, based on pledged loans in the amount of $397,643 and $354,607, respectively. For the year ended December 31, 2023 short-term borrowings also consisted of $50,000 for a one-year borrowing from the BTFP, at a fixed rate of 4.70%. Other short-term borrowings at December 31, 2024 and 2023 consisted of securities sold under agreements to repurchase of $65,499 and $55,353, respectively. Securities sold under agreements to repurchase were at a weighted average rate of 0.90% and 0.67% at December 31, 2024 and 2023, respectively. The securities sold under agreements to repurchase as of December 31, 2024 and 2023, were securities sold on a one-day term by Northway and have been accounted for not as sales but as borrowings. All securities sold under agreements to repurchase are with deposit customers of Northway. The underlying securities associated with securities sold under agreements to repurchase are under the control of Northway.

28 NOTE 8 LONG-TERM DEBT Long-term debt at December 31, 2024 and 2023 consisted of FHLBB advances of $45,000 and $60,000, respectively as well as $20,620 of junior subordinated debentures for each period. As of December 31, 2024, contractual principal payments due under long-term debt, which consists of FHLBB advances and junior subordinated debentures of $20,620, are as follows: -$ 35,000 - 10,000 - 20,620 65,620$ Thereafter 2025 2026 2027 2028 2029 As of December 31, 2024, FHLBB long-term debt consists of three advances with the following rates and terms: Amount Rate Maturity Date Next Option Date 20,000$ 4.19% 02/02/2026 n/a 15,000 4.50% 08/03/2026 02/03/2025 and quarterly thereafter 10,000 3.87% 08/11/2028 02/11/2025 and quarterly thereafter 45,000$ As of December 31, 2024 and 2023, junior subordinated debentures of $20,620, due in year 2037, consist of two issuances described in detail below. On March 22, 2007, Northway completed the private placement of $10,310 aggregate liquidation amount of floating rate trust- preferred securities (the “Trust III Capital Securities”) issued by Northway Capital Trust III (“Capital Trust III”). The Trust III Capital Securities were sold to a pooled investment vehicle. The proceeds from the sale of the Trust III Capital Securities, which included the proceeds from the sale by Capital Trust III of its common securities to Northway, were invested in floating rate junior subordinated debt securities of Northway due June 15, 2037 (the “Trust III Junior Subordinated Debt”), which were issued pursuant to an Indenture, dated March 22, 2007 between Northway and Wilmington Trust Company as Trustee. Both the Trust III Capital Securities and the Trust III Junior Subordinated Debt have a floating rate, which resets quarterly, equal to the three-month CME Term SOFR plus 1.60%. As of December 31, 2024, the interest rate on these securities was 6.22018%. Payments of distributions and other amounts due on the Trust III Capital Securities are irrevocably guaranteed by Northway, to the extent that the Capital Trust III has funds available for the payments of such distributions, pursuant to a Guarantee Agreement, dated March 22, 2007, between Northway and Wilmington Trust Company, as Guarantee Trustee. The Trust III Junior Subordinated Debt and the Trust III Capital Securities may be redeemed at the option of Northway on fixed quarterly dates starting on March 15, 2012. On June 15, 2007, Northway completed the private placement of $10,310 aggregate liquidation amount of floating rate trust-preferred securities (the “Trust IV Capital Securities”) issued by Northway Capital IV (“Capital Trust IV”). The Trust IV Capital Securities were sold to a pooled investment vehicle. The proceeds from the sale of the Trust IV Capital Securities, which included the proceeds from the sale by the Capital Trust IV of its common securities to Northway, were invested in floating rate junior subordinated debt securities of Northway due June 15, 2037 (the “Trust IV Junior Subordinated Debt”), which were issued pursuant to an Indenture, dated June 15, 2007 between Northway and Wells Fargo Bank, National Association, as Trustee. Both the Trust IV Capital Securities and the Trust IV Junior Subordinated Debt have a floating rate, which resets quarterly, equal to the three-month CME Term SOFR plus 1.49%. As of December 31, 2024, the interest rate on these securities was 6.11018%. Payments of distributions and other amounts due on the Trust IV Capital Securities are irrevocably guaranteed by Northway, to the extent that the Capital Trust IV has funds available from the payments of such distributions, pursuant to a Guarantee Agreement, dated June 15, 2007, between Northway and Wells Fargo Bank, National Association, as Guarantee Trustee. The Trust IV Junior Subordinated Debt and the Trust IV Capital Securities may be redeemed at the option of Northway on fixed quarterly dates starting on June 15, 2012. On January 4, 2024, Northway entered into an interest rate swap agreement with a counterparty to convert the floating rate payments on both Capital Securities to fixed rate payments. See Note 15, “On-Balance Sheet Derivative Instruments and Hedging Activities”, under Interest Rate Risk Management-Cash Flow Hedging Instruments for additional information.

29 NOTE 9 GOODWILL At December 31, 2024, Northway had goodwill totaling $9,934. Goodwill is evaluated for impairment at least annually. The changes in the carrying amount of goodwill for the years ended December 31, 2024 and 2023 are as follows: Goodwill Balance, December 31, 2022 9,934$ Amortization expense - Balance, December 31, 2023 9,934 Amortization expense - Balance, December 31, 2024 9,934$ NOTE 10 REGULATORY MATTERS Northway and the Bank are subject to various regulatory capital requirements administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Federal Deposit Insurance Corporation (“FDIC”). Failure to meet minimum capital requirements can result in mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on Northway’s financial results. Under the capital rules, risk-based capital ratios are calculated by dividing Tier 1, common equity Tier 1, and total risk-based capital, respectively, by risk-weighted assets. Assets and off-balance sheet credit equivalents are assigned to one of several risk-weight categories, based primarily on relative risk. The rules require banks and bank holding companies to maintain a minimum common equity Tier 1 capital ratio of 4.5%, a minimum Tier 1 capital ratio of 6.0%, and a total capital ratio of 8.0%. In addition, a Tier 1 leverage ratio of 4.0% is required. Additionally, the capital rules require a bank holding company to maintain a capital conservation buffer of common equity Tier 1 capital in an amount above the minimum risk-based capital requirements equal to 2.5% of total risk weighted assets, or face restrictions on the ability to pay dividends, pay discretionary bonuses, and engage in share repurchases. Under the FDIC’s prompt corrective action rules, an insured state nonmember bank is considered “well capitalized” if its capital ratios meet or exceed the ratios as set forth in the following table and is not subject to any written agreement, order, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. The Bank must meet well capitalized requirements under prompt corrective action provisions. Prompt corrective action provisions are not applicable to bank holding companies. A bank holding company is considered “well capitalized” if the bank holding company (i) has a total risk-based capital ratio of at least 10.0%, (ii) has a Tier 1 risk-based capital ratio of at least 6.0%, and (iii) is not subject to any written agreement order, capital directive or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. At December 31, 2024, the capital levels of both Northway and the Bank exceeded all regulatory capital requirements and their regulatory capital ratios were above the minimum levels required to be considered well capitalized for regulatory purposes. The capital levels of both Northway and the Bank at December 31, 2024 also exceeded the minimum capital requirements, including the currently applicable capital conservation buffer of 2.5%.

NOTE 10 REGULATORY MATTERS (CONTINUED)

Northway's and Bank's actual regulatory capital ratios as of December 31, 2024 and 2023 are presented in the table below.

	Actual		Minimum Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Provisions	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2024:						
Total Capital (to Risk Weighted Assets):						
Northway Financial, Inc.	$ 128,833	17.37 %	$ 59,323	8.00 %	N/A	N/A
Northway Bank	126,031	17.15	58,792	8.00	$ 73,490	10.00 %
Tier 1 Capital (to Risk Weighted Assets):						
Northway Financial, Inc.	119,547	16.12	44,492	6.00	N/A	N/A
Northway Bank	116,827	15.90	44,094	6.00	58,792	8.00
Common Equity Tier 1 Capital (to Risk Weighted Assets):						
Northway Financial, Inc.	99,744	13.45	N/A	N/A	N/A	N/A
Northway Bank	116,827	15.90	33,071	4.50	47,769	6.50
Tier 1 Capital (to Average Assets):						
Northway Financial, Inc.	119,547	9.48	50,466	4.00	N/A	N/A
Northway Bank	116,827	9.42	49,595	4.00	61,994	5.00
As of December 31, 2023:						
Total Capital (to Risk Weighted Assets):						
Northway Financial, Inc.	$ 127,616	15.93 %	$ 64,107	8.00 %	N/A	N/A
Northway Bank	124,469	15.65	63,607	8.00	$ 79,509	10.00 %
Tier 1 Capital (to Risk Weighted Assets):						
Northway Financial, Inc.	117,586	14.67	48,080	6.00	N/A	N/A
Northway Bank	114,516	14.40	47,705	6.00	63,607	8.00
Common Equity Tier 1 Capital (to Risk Weighted Assets):						
Northway Financial, Inc.	97,756	12.20	N/A	N/A	N/A	N/A
Northway Bank	114,516	14.40	35,779	4.50	51,681	6.50
Tier 1 Capital (to Average Assets):						
Northway Financial, Inc.	117,586	8.49	55,388	4.00	N/A	N/A
Northway Bank	114,516	8.30	55,166	4.00	68,958	5.00

Dividend Restrictions

The Federal Reserve has the authority to prohibit bank holding companies from paying dividends if such payment is deemed to be an unsafe or unsound practice. The Federal Reserve has indicated generally that it may be an unsafe or unsound practice for bank holding companies to pay dividends unless the bank holding company's net income over the preceding year is sufficient to fund the dividends and the expected rate of earnings retention is consistent with the organization's capital needs, asset quality, and overall financial condition. Further, under the Federal Reserve's capital rules, Northway's ability to pay dividends is restricted if it does not maintain capital above the capital conservation buffer.

As of December 31, 2024, the Bank is restricted from declaring dividends to Northway in an amount greater than approximately $67,232, as such declaration would decrease capital below the Bank's required minimum level of regulatory capital.

Under New Hampshire state law, the Bank may pay dividends only out of net profits. The New Hampshire Banking Commissioner's approval is required for dividend payments which exceed the current year's net profits and retained net profits from the preceding two years. As of December 31, 2024, the Bank is restricted from declaring dividends to Northway in an amount greater than $13,335.

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31 NOTE 11 FEDERAL AND STATE TAXES The components of federal and state tax expense (benefit) for the years ended December 31, are as follows: 2024 2023 Current Federal 323$ 604$ State (130) 9 193 613 Deferred Federal 65 138 State - (157) 65 (19) Total 258$ 594$ The temporary differences (the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases) that give rise to significant portions of deferred income taxes at December 31, are as follows: 2024 2023 Deferred income tax assets Allowance for credit losses 2,808$ 2,935$ Interest on nonaccrual loans 137 110 Net unrealized holding loss on SWAP 27 78 Net unrealized holding loss on securities available-for-sale 12,843 11,834 Supplemental pension 1,044 1,014 New Hampshire Business Enterprise Tax credit carryforward 197 170 Accruals and reserves - 88 Other 25 25 17,081 16,254 Deferred income tax liabilities Depreciation (167) (171) Net unrealized holding gain on marketable equity securities - (64) Amortization of goodwill and core deposit intangible (2,675) (2,675) Mortgage servicing rights (130) (129) Prepaid expenses (104) (102) (3,076) (3,141) Deferred income tax asset, net 14,005$ 13,113$ The primary sources of recovery of the deferred income tax asset are taxes paid that are available for carryback and the expectation that the deductible temporary differences will reverse during periods in which Northway generates taxable income. Northway reduces deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is not “more likely than not” that some portion or all of the deferred tax assets will be realized. Northway assesses the realizability of its deferred tax assets by assessing the likelihood of Northway generating federal and state tax income, as applicable, in future periods in amounts sufficient to offset the deferred tax charges in the periods they are expected to reverse. Based on this assessment, management concluded that a valuation allowance was not required as of December 31, 2024 and 2023.

NOTE 11 FEDERAL AND STATE TAXES (CONTINUED)

Total income tax expense for the years ended December 31, 2024 and 2023 differs from the "expected" federal income tax expense at the 21.0% statutory rate for the following reasons:

	2024	2023
Expected federal income taxes	21.0 %	21.0 %
Interest on municipal securities available-for-sale and municipal loans	(17.5)	(9.2)
Cash Surrender Value	(1.6)	(1.5)
State benefit, net of federal expense	(2.5)	(0.2)
Other	0.5	(0.8)
Merger Expenses	6.4	-
Effective tax rate	6.3 %	9.3 %

It is Northway's policy to provide for uncertain tax positions and the related interest and penalties based upon management's assessment of whether a tax benefit is more likely than not to be sustained upon examination by tax authorities. As of December 31, 2024 and 2023, there were no material uncertain tax positions related to federal and state tax matters. Northway's income tax returns are subject to review and examination by federal and state taxing authorities. Northway is currently open to audit under the applicable statutes of limitations by federal and state taxing authorities for the years ended December 31, 2021 through 2024.

NOTE 12 EMPLOYEE BENEFITS

401(k) Plan

Northway offers a contributory 401(k) Plan. Under the Northway Bank 401(k) and Profit-Sharing Plan (the "401(k) Plan"), employees are eligible to participate after attaining age 21 and completing six months of service. Under the 401(k) Plan during 2024 and 2023, Northway matched 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. Total 401(k) Plan matching expense in 2024 and 2023 amounted to $542 and $550, respectively. There was a profit-sharing contribution expense of $385 and $427 for the years ended December 31, 2024 and 2023, respectively.

Supplemental Executive Retirement Plan ("SERP")

Effective May 29, 2003, the Executive Life program sponsored by Northway was terminated and replaced with a SERP in which the Chief Executive Officer ("CEO") participates. The life insurance policy designed to support the Executive Life program is now fully owned by Northway.

The SERP consists of two components. The first component is a distribution of the account balance in equal installments over the ten years following the CEO's retirement without interest. This account balance reflects the cumulative net appreciation in the life insurance policy with a gross-up to reflect Northway's tax savings. The net appreciation is the gain in the surrender value of the life insurance policy less the cost of funds associated with the premium payments. The account balance at the November 19, 2024 plan year end was $2,567. If the CEO dies before the end of the ten-year period, his beneficiary receives the unpaid portion in a lump sum. The second component is a lifetime distribution beginning in the second year following retirement equal to the annual net appreciation in the life insurance policy with a gross-up to reflect the Northway's tax savings. As of December 31, 2024 and 2023, Northway has accrued a liability related to the SERP in the amount of $3,877 and $3,764, respectively. The respective liabilities reflect the present value of all expected postretirement benefits. In the event of the CEO's death while employed by Northway, the SERP permits a death benefit of $2,000 to be paid to his beneficiary.

Change in Control

Northway has entered into agreements with certain executive officers as well as other senior officers of Northway. These agreements provide for payments, under certain circumstances, to the officer upon the officer's termination after a change in control. Payments will be made under these agreements upon the officer's termination or resignation in connection with certain specified actions adverse to the officer's employment status after a change in control. The amount of such payments ranges from 1.0 to 2.99 times such officer's annual compensation.

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NOTE 13 LEASES

The right of use ("ROU") asset is included in premises and equipment and the operating lease liability is included in other liabilities on Northway's consolidated balance sheet. At December 31, 2024, the ROU asset and the corresponding operating lease liability were $2,695 and $2,789, respectively, and were composed of seven leases for banking offices and branches across the state of New Hampshire with remaining terms ranging from two to six years. At December 31, 2023, the ROU asset and the corresponding operating lease liability were $2,866 and $2,959, respectively. Rent expense for the years ended December 31, 2024 and 2023, were $794 and $829, respectively.

ROU assets represent Northway's right to use an underlying asset for the lease term and lease liabilities represent Northway's obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As Northway's leases do not provide an implicit rate, Northway uses Northway's incremental borrowing rate, which is generally the FHLBB classic advance rate, based on the information available at commencement date in determining the present value of lease payments. Northway will use the implicit rate when readily determinable. Northway's lease terms may include options to extend. Management considers options that are reasonably certain to be exercised in the recognition of the operating lease ROU asset. Lease expense is recognized on a straight-line basis over the lease term.

The total minimum rental due in future periods under these existing agreements as of December 31, 2024 is as follows:

2025	$ 643
2026	596
2027	572
2028	551
2029	472
Thereafter	141
Total lease payments	2,975
Imputed interest	(186)
Total lease liability	$ 2,789

NOTE 14 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

Northway is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The amounts of those instruments reflect the extent of involvement Northway has in particular classes of financial instruments.

Northway's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments and standby letters of credit is represented by the contractual amount of those instruments. Northway uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Financial instruments with off-balance sheet credit risk at December 31, are as follows:

	2024	2023
Financial instruments whose contract amounts represent credit risk:		
Unadvanced portions of home equity loans	$ 49,171	$ 54,711
Unadvanced portions of lines of credit	22,426	32,735
Unadvanced portions of commercial real estate loans	5,307	10,522
Unadvanced portions of Bounce Protection ™	11,858	12,203
Commitments to originate municipal loans	24,000	20,000
Commitments to originate all other loans	2,846	5,967
Commitments to originate residential real estate loans for resale	550	528
Standby letters of credit	45	49
Total	$ 116,203	$ 136,715

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34 NOTE 14 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK (CONTINUED) Commitments to originate loans, including residential real estate loans for resale and municipal loans, unadvanced portions of home equity loans, lines of credit and commercial real estate loans are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without having been drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Northway evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by Northway upon extension of credit, is based on management’s credit evaluation of the borrower. Unadvanced portions of Bounce Protection™ represent the unused portion of the Bank’s overdraft program. Standby letters of credit are conditional commitments issued by Northway to guarantee the performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan commitments to customers. As of December 31, 2024 and 2023, the maximum potential amount of Northway’s obligation was $45 and $49, respectively, for financial and standby letters of credit. Northway’s outstanding letters of credit generally have a term of less than one year. If a letter of credit is drawn upon, Northway may seek recourse through the customer’s underlying line of credit. If the customer’s line of credit is also in default, Northway may take possession of the collateral, if any, securing the line of credit. Northway accrues credit losses related to off-balance sheet loan commitments and recourse obligations. Potential losses are estimated using similar risk factors used to determine the allowance for credit losses. Northway has recorded a liability of $206 and $206 at December 31, 2024 and 2023, respectively, related to these loan commitments and recourse obligations. Northway recorded no benefit for credit losses for off-balance sheet loan commitments and recourse obligations for the year ended December 31, 2024 and $130 for the year ended December 31, 2023. NOTE 15 ON-BALANCE SHEET DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES Risk Management Policies – Hedging Instruments The primary focus of Northway’s asset/liability management program is to monitor the sensitivity of Northway’s net portfolio value and net income under varying interest rate scenarios to take steps to control its risks if the risk is deemed probable. On a quarterly basis, Northway simulates the net portfolio value and net income expected to be earned over a twelve-month period following the date of simulation. The simulation is based on projection of market interest rates at varying levels and estimates the impact this level of market rates would have on the pricing for current and future interest-earning assets and interest-bearing liabilities during the measurement period. Based on the outcome of the simulation analysis, Northway considers the use of derivatives as a means of reducing the volatility of net portfolio value and projected net income within certain ranges of projected changes in interest rates. Northway evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates. Interest Rate Risk Management – Cash Flow Hedging Instruments Northway may use long-term variable-rate debt as a source of funds for use in Northway’s lending and investment activities and other general business purposes. These debt obligations expose Northway to variability in interest payments due to changes in interest rates. If interest rates increase, interest expense increases. Conversely, if interest rates decrease, interest expense decreases. To reduce interest rate variability on variable-rate debt, management may use interest rate swap agreements whereby Northway receives variable interest rate payments and makes fixed interest rate payments during the contract period.

NOTE 15 ON-BALANCE SHEET DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (CONTINUED)

At December 31, 2024 and 2023, the information pertaining to outstanding interest rate swap agreements used to hedge variable rate debt is as follows:

	2024	2023
Notional amount	$ 40,000	$ 40,000
Weighted average pay rate	4.28 %	4.28 %
Weighted average receive rate	USD-Federal Funds Daily %	USD-Federal Funds Daily %
Weighted average maturity in years	1.20	2.20
Unrealized loss relating to interest rate swaps	$ (136)	$ (291)

	2024
Notional amount	$ 20,000
Weighted average pay rate	3.94 %
Weighted average receive rate	3-month SOFR CME Term %
Weighted average maturity in years	2.20
Unrealized gain relating to interest rate swaps	$ 35

Interest Rate Risk Management – Derivative Instruments Not Designated As Hedging Instruments
Northway enters into rate lock commitments to extend credit to borrowers for generally a 30-day or 60-day period for the origination of loans. Unfunded loans for which commitments have been entered into are called "pipeline loans." Some of these rate lock commitments will ultimately expire without being completed. To the extent that a loan is ultimately granted and the borrower ultimately accepts the terms of the loan, these rate lock commitments expose Northway to variability in their fair value due to changes in interest rates. If interest rates increase, the value of these rate lock commitments decreases. Conversely, if interest rates decrease, the value of these rate lock commitments increases.

Loan commitments related to the origination or acquisition of mortgage loans that will be held for sale are accounted for as derivative instruments. Such commitments, along with any related fees received from potential borrowers, are recorded at fair value in derivative assets or liabilities, with changes in fair value recorded in the net gain or loss on sale of mortgage loans. Fair value is based on fees currently charged to enter into similar agreements, and for fixed-rate commitments, also considers the difference between current levels of interest rates and the committed rates. There were no material derivatives held related to mortgage banking activities during 2024 and 2023, nor outstanding as of December 31, 2024 and 2023.

Derivative Financial Instruments - Interest Rate Swaps
Northway may, from time to time, enter an interest rate swap with loan customers, principally commercial real estate loans, to convert the customer's floating rate loan to a fixed rate loan. Concurrently, Northway enters an offsetting interest rate swap with a correspondent bank. The "back-to-back" swaps are identical in notional amount, interest rates and terms. As a result, the interest rate swaps effectively convert the fixed rate asset to a variable interest rate and consequently reduces Northway's exposure to changes in interest rates. Northway has elected not to apply hedge accounting to these transactions. The changes in the fair value of these swaps offset each other. At December 31, 2024 and December 31, 2023, Northway had five and five such agreements, respectively, outstanding and a summary is presented below:

	No. of Contracts	Notional Amount	Weighted Average Maturity (In Years)	Weighted Average Rate Received	Weighted Average Rate Paid	Estimated Fair Value
December 31, 2024						
Interest rate swap - customer	5	$39,754	5.57	1-mo CME Term SOFR +1.96%	3.33%	$ 4,803
Interest rate swap - counterparty	5	39,754	5.57	3.33%	1-mo CME Term SOFR +1.96%	(4,803)
December 31, 2023						
Interest rate swap - customer	5	$41,161	6.56	1-mo CME Term SOFR +1.96%	3.33%	$ 4,710
Interest rate swap - counterparty	5	41,161	6.56	3.33%	1-mo CME Term SOFR +1.96%	(4,710)

Derivative assets and liabilities are recorded with other assets and other liabilities in the consolidated financial statements.

Collateral Requirements
To reduce the risk related to the use of interest rate swaps with customers, Northway secures a lien position on the underlying collateral subordinate only to Northway's lien position securing the loan. In making its credit decision to grant the loan the potential loss a customer may incur if the derivative transaction is terminated prior to maturity is taken into consideration. As such, management believes the risk of incurring credit losses on interest rate swaps with these customers, if any, would be immaterial.

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36 NOTE 15 ON-BALANCE SHEET DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (CONTINUED) Collateral requirements for the interest rate swaps executed with correspondent banks are determined by federal regulations and contained in the agreements between Northway and the correspondent banks. Both parties are required to deliver collateral in an amount that the other party is in-the-money. Generally, the agreements call for US Government and US Government Agency securities or cash. As of December 31, 2024 and 2023, derivative counterparties had pledged cash in the amount of $4,750 and $4,250, respectively as collateral to secure interest rate positions which was classified as restricted cash on the balance sheet and held at the FHLBB. As of December 31, 2024 cash amounting to $280 and none for December 31, 2023 was pledged by Northway as collateral to secure interest rate positions which was classified as restricted cash and held at a correspondent bank. Northway, from time to time, may enter into a loan participation with another financial institution that has a corresponding “back-to- back” swap, generally a Risk Participation Agreement (“RPA”) is executed that shares in any potential loss from the derivative transaction due to a default by the loan customer. The loss sharing percentage is pro rata with the loan participation agreement. As of December 31, 2024 and 2023, Northway has one RPA with a balance of $9,007 and $9,244, respectively, with a financial institution counterparty for an interest rate swap related to a loan in which Northway is a participant. The RPA provides credit protection to the financial institution should the borrower fail to perform on its interest rate derivative contract with the financial institution. As of December 31, 2024 and 2023, Northway has two RPAs totaling $10,842 and $11,293, respectively, each with a financial institution counterparty for an interest rate swap related to a loan in which Northway is the lead bank. The RPAs provide credit protection to Northway should the borrower fail to perform on its interest rate derivative contract. As of December 31, 2024 there are no borrower defaults associated with RPAs. The net fair market values of the RPAs are considered immaterial to the financial statements of Northway. NOTE 16 FAIR VALUE MEASUREMENTS Northway utilizes a framework for measuring fair value under generally accepted accounting principles for all financial instruments that are being measured and reported on a fair value basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, Northway uses various methods including market, income, and cost approaches. Based on these approaches, Northway often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. Northway utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, Northway is required to provide the following information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values. Assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories: Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or similar assets or liabilities. Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities. In determining the appropriate levels, Northway performs a detailed analysis of the assets and liabilities that are subject to fair value measurements. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

37 NOTE 16 FAIR VALUE MEASUREMENTS (CONTINUED) For the years ended December 31, 2024 and 2023, the application of valuation techniques applied to similar assets and liabilities has been consistent. The following is a description of the valuation methodologies used for instruments measured at fair value on a recurring basis: Securities – Fair value measurements for Level l and Level 2 securities are obtained from a third-party pricing service and are not adjusted by management. The securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. Securities measured at fair value in Level 2 are based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data. Derivative financial instruments – Fair values for derivative financial instruments are based on prices currently charged to enter into similar agreements, taking into account the probability that the commitment will be exercised. The following summarizes assets measured at fair value on a recurring basis for the periods ending December 31, 2024 and 2023: Quoted Prices in Active Markets for Identical Assets Significant Other Observable Inputs Significant Unobservable Inputs Total Level 1 Level 2 Level 3 December 31, 2024 U.S. Treasury and other U.S. government agency and sponsored enterprise securities 45,328$ -$ 45,328$ -$ U.S. government agency and sponsored enterprise mortgage-backed securities 160,929 - 160,929 - Collateralized mortgage obligations issued by U.S. government agency and sponsored enterprises 8,805 - 8,805 - State and political subdivision bonds 11,644 - 11,644 - Derivative - interest rate swaps 4,803 - 4,803 - Derivative - cash flow hedging swaps 35 - 35 - Total 231,544$ -$ 231,544$ -$ Quoted Prices in Active Markets for Identical Assets Significant Other Observable Inputs Significant Unobservable Inputs Total Level 1 Level 2 Level 3 December 31, 2023 U.S. Treasury and other U.S. government agency and sponsored enterprise securities 45,223$ -$ 45,223$ -$ U.S. government agency and sponsored enterprise mortgage-backed securities 178,615 - 178,615 - Collateralized mortgage obligations issued by U.S. government agency and sponsored enterprises 10,029 - 10,029 - State and political subdivision bonds 12,889 - 12,889 - Marketable equity securities 2,589 2,589 - - Derivative - interest rate swaps 4,710 - 4,710 - Total 254,055$ 2,589$ 251,466$ -$ Fair Value Measurements at Reporting Date Using: Fair Value Measurements at Reporting Date Using:

38 NOTE 16 FAIR VALUE MEASUREMENTS (CONTINUED) The following summarizes liabilities measured at fair value on a recurring basis for the years ending December 31, 2024 and 2023: Quoted Prices in Active Markets for Identical Assets Significant Other Observable Inputs Significant Unobservable Inputs Total Level 1 Level 2 Level 3 December 31, 2024 Derivative - interest rate swaps 4,803$ -$ 4,803$ -$ Derivative - cash flow hedging swaps 136 - 136 - Total 4,939$ -$ 4,939$ -$ December 31, 2023 Derivative - interest rate swaps 4,710$ -$ 4,710$ -$ Derivative - cash flow hedging swaps 291 - 291 - Total 5,001$ -$ 5,001$ -$ Fair Value Measurements at Reporting Date Using:

NOTE 16 FAIR VALUE MEASUREMENTS (CONTINUED)

The estimated fair values of Northway's financial instruments are as follows:

	December 31, 2024				
	Carrying Amount	Fair Value			
		Level 1	Level 2	Level 3	Total
Financial assets:					
Cash, cash equivalents, and restricted cash	$ 47,670	$ 47,670	$ -	$ -	$ 47,670
Debt securities available-for-sale	226,706	-	226,706	-	226,706
FHLBB stock	2,516	2,516	-	-	2,516
Loans held-for-sale	257	-	259	-	259
Loans, net	863,773	-	-	801,316	801,316
Accrued interest receivable	3,384	3,384	-	-	3,384
Derivative - interest rate swaps	4,803	-	4,803	-	4,803
Derivative - cash flow hedging swaps	35	-	35	-	35
Financial liabilities:					
Deposits	971,899	799,101	175,942	-	975,043
Short-term borrowings	65,499	65,499	-	-	65,499
FHLBB advances	45,000	-	45,086	-	45,086
Junior subordinated debentures	20,620	-	19,981	-	19,981
Derivative - interest rate swaps	4,803	-	4,803	-	4,803
Derivative - cash flow hedging swaps	136	-	136	-	136

	December 31, 2023				
	Carrying Amount	Fair Value			
		Level 1	Level 2	Level 3	Total
Financial assets:					
Cash, cash equivalents, and restricted cash	$ 68,887	$ 68,887	$ -	$ -	$ 68,887
Debt securities available-for-sale	246,756	-	246,756	-	246,756
Marketable equity securities	2,589	2,589	-	-	2,589
FHLBB stock	3,623	3,623	-	-	3,623
Loans, net	909,781	-	-	831,329	831,329
Accrued interest receivable	3,789	3,789	-	-	3,789
Derivative - interest rate swaps	4,710	-	4,710	-	4,710
Financial liabilities:					
Deposits	995,567	867,841	129,475	-	997,316
Short-term borrowings	120,353	70,353	49,896	-	120,249
FHLBB advances	60,000	-	60,278	-	60,278
Junior subordinated debentures	20,620	-	19,819	-	19,819
Derivative - interest rate swaps	4,710	-	4,710	-	4,710
Derivative - cash flow hedging swaps	291	-	291	-	291

The carrying amounts of financial instruments shown in the above table are included in the consolidated balance sheets under the indicated captions except that accrued interest receivable is included with other assets, interest rate swaps are included in other assets and other liabilities, and FHLBB advances and junior subordinated debentures are included with long-term debt.

At December 31, 2024 and 2023, all Northway's financial instruments were held for purposes other than trading.

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40 NOTE 16 FAIR VALUE MEASUREMENTS (CONTINUED) Under certain circumstances Northway makes adjustments to its assets and liabilities although they are not measured at fair value on an ongoing basis. The following table presents the carrying value of assets reflected in the consolidated balance sheets by caption and by level in the fair value hierarchy at December 31, 2024 and 2023, for which a nonrecurring change in fair value has been recorded. Quoted Prices in Active Markets for Identical Assets Significant Other Observable Inputs Significant Unobservable Inputs Total Level 1 Level 2 Level 3 December 31, 2024 Mortgage servicing asset 484$ -$ 484$ -$ Total 484$ -$ 484$ -$ December 31, 2023 Mortgage servicing asset 478$ -$ 478$ -$ Total 478$ -$ 478$ -$ Fair Value Measurements at Reporting Date Using: NOTE 17 LEGAL CONTINGENCIES Northway is subject to various claims and legal proceedings that arise in the ordinary course of business. Management believes that any liability that may ultimately result from the resolution of these matters will not have a material effect on its consolidated financial statements. NOTE 18 SUBSEQUENT EVENTS Management has evaluated subsequent events through February 21, 2025, which is the date the consolidated financial statements were available to be issued. On January 2, 2025, Camden National Corporation, the bank holding company for Camden National Bank, acquired Northway Financial, Inc., the parent company of Northway Bank.